Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF THAT JURISDICTION

THIS ANNOUNCEMENT IS NOT AN ANNOUNCEMENT OF A FIRM INTENTION TO MAKE AN OFFER UNDER RULE 2.7 OF THE CITY CODE ON TAKEOVERS AND MERGERS (THE “CODE”) AND ACCORDINGLY THERE CAN BE NO CERTAINTY THAT ANY TRANSACTION WILL PROCEED

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

26 March 2024

International Paper Confirms Proposal to Acquire DS Smith plc (“DS Smith”)

International Paper Company (“International Paper”) notes the recent announcement by DS Smith and confirms that it is in discussions with DS Smith regarding a Possible Offer.

International Paper confirms that it has made an all-equity proposal (the “Proposal”) to acquire the entire issued share capital of DS Smith. Under the terms of the Proposal, DS Smith shareholders would receive 0.1285 shares in International Paper for each share they own in DS Smith resulting in DS Smith shareholders owning approximately 33.8 per cent. of the combined group. Based on the International Paper share price of $40.85 at close of business on 25 March 2024, the terms of the Proposal represent a value of 415 pence and premium of 48 per cent. to DS Smith’s undisturbed share price on 7 February 2024 (being the day prior to the commencement of the offer period in respect of DS Smith) of 281 pence per DS Smith share.

There is compelling strategic and financial rationale for a combination between International Paper and DS Smith, as it would:

•	create a truly global leader in sustainable packaging solutions that is well positioned in attractive and growing markets;

•	significantly strengthen the combined corrugated packaging business in Europe with greater customer offerings;

•	create the opportunity to integrate the mill and box networks, balance the paper positions, and optimise the supply chains, of the respective companies in Europe and the US;

•	leverage market expertise of two experienced and innovative management teams to further enhance innovation, solutions and sustainability products for all customers;

•	enhance value creating solutions for global customers in attractive fast-moving consumer goods and e-commerce segments;

•	drive significant synergies including higher integration, commercial and operational improvements, and economies of scale across sourcing, supply chain and administration;

•	result in significant value creation for both International Paper and DS Smith shareholders; and

•	result in a combined group with a strong balance sheet that is expected to maintain an investment grade credit rating.

There can be no certainty that any offer will ultimately be made for DS Smith. The International Paper Board continues to consider M&A in a disciplined manner and believes an acquisition of DS Smith is aligned with International Paper’ strategy to enhance its corrugated packaging business in Europe and would create significant value for both International Paper and DS Smith shareowners.

In accordance with Rule 2.6(a) of the U.K. Takeover Code, International Paper is required, by not later than 5.00 p.m. on 23 April 2024, to either announce a firm intention to make an offer for DS Smith in accordance with Rule 2.7 of the Code or announce that it does not intend to make an offer, in which case the announcement will be treated as a statement to which Rule 2.8 of the Code applies. This deadline can be extended with the consent of the Takeover Panel in accordance with Rule 2.6(c) of the Code.

In accordance with Rule 2.5(a) of the U.K. Takeover Code, International Paper reserves the right to make an offer for DS Smith on less favourable terms than those set out in this announcement: (i) with the agreement or recommendation of the DS Smith Board; or (ii) if a third party announces (after the date of this announcement) a firm intention to make an offer or a possible offer for DS Smith which, at that date, is of a value less than the value implied by the Exchange Ratio. International Paper reserves the right to introduce other forms of consideration and/or vary the mix or composition of consideration of any offer.

This announcement has been made by International Paper without the prior agreement or approval of DS Smith.

A further announcement will be made if and when appropriate.

Enquiries:

International Paper Company	+1 901 419 1731

Mark Nellessen

FGS Global	IP@fgsglobal.com

Robin Weinberg/Danya Al-Qattan	+1 212 687 8080

James Murgatroyd/Edward Treadwell	+44 20 7251 3801

BofA Securities (Sole Financial Adviser to International Paper)	+44 20 7628 1000

Luca Ferrari

Geoff Iles

Antonia Rowan

Tom Brown

Important Notices

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position disclosure or a dealing disclosure.

Rule 26.1 disclosure

In accordance with Rule 26.1 of the Code, a copy of this announcement will be available at www.internationalpaper.com by no later than 12 noon (London time) on the next business day following the date of this announcement.

The content of the website referred to in this announcement is not incorporated into and does not form part of this announcement.

Rule 2.9 information

In accordance with Rule 2.9 of the Code, International Paper confirms that as at the date of this announcement, its issued share capital consisted of 448,916,502 shares of common stock. with 102,879,261 held in Treasury. The International Securities Identification Number (ISIN) of the shares of common stock is US4601461035.

Rule 2.4 information

In accordance with Rule 2.4(c)(iii) of the Code, International Paper confirms that it is not aware of any dealings in DS Smith shares that would require it to offer a minimum level, or a particular form, of consideration under Rule 6 or Rule 11 of the Code. However, it has not been practicable for International Paper to make enquiries of all persons acting in concert with it prior to the date of this announcement in order to confirm whether any details are required to be disclosed under Rule 2.4(c)(iii) of the Code. To the extent that any such details are identified following such enquiries, International Paper shall make an announcement disclosing such details as soon as practicable, and in any event by no later than the time it is required to make its Opening Position Disclosure under Rule 8.1 of the Code.

Other

Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal adviser to International Paper.

Merrill Lynch International (“BofA Securities”), which is authorised by the Prudential Regulation Authority (“PRA”) and regulated by the Financial Conduct Authority and the PRA in the United Kingdom, is acting exclusively for International Paper and for no one else and will not be responsible to anyone other than International Paper for providing the protections afforded to its clients or for providing advice in relation to the matters referred to in this announcement. Neither BofA Securities, nor any of its affiliates, owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of BofA Securities in connection with this announcement, any statement contained herein or otherwise.

This announcement and the information within it is not intended to, and does not, constitute or form part of any offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities whether pursuant to this announcement or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this announcement is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. No statement contained or referred to in this announcement is intended to be a profit forecast.

This announcement has been prepared in accordance with English law and information disclosed may not be the same as that which would have been prepared in accordance with the laws of jurisdictions outside England.

The distribution of this announcement in jurisdictions other than the United Kingdom may be affected by the laws of relevant jurisdictions. Therefore, any persons who are subject to the laws of any jurisdiction other than the United Kingdom or shareholders of International Paper or DS Smith who are not resident in the United Kingdom will need to inform themselves about, and observe, any applicable requirements. Any failure to comply with the restrictions may constitute a violation of the securities law of any such jurisdiction.

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